HM Hamilton Misfeldt & Company P.C.

Certified Public Accountants

August 10, 2006

Board of Directors

Premier Indemnity Holding Company

3001 N. Rocky Point Drive, Suite 200

Tampa, Florida 33607

We hereby confirm our consent to the inclusion in the Amendment No. 3 – Form SB-2 Registration Statement for Premier Indemnity Holding Company our audited financial statements of Premier Indemnity Holding Company as of and for the period ended December 31, 2005.

Sincerely,

HAMILTON MISFELDT & COMPANY, P.C.

21 Tenth Street South ? Great Falls, Montana 59401 ? (406) 727-0888 ? Fax (406) 727-0895

Web Site: www.hamilton-misfeldt.com